UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 21, 2012

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 21, 2012, Interleukin Genetics, Inc. (“Interleukin”), entered into a License Agreement (the “License Agreement”) with Access Business Group International LLC (“ABGI”), an affiliate of Pyxis Innovations Inc, the Company’s largest stockholder. Pursuant to the License Agreement, Interleukin has granted ABGI and its affiliates a non-exclusive license to use the technology related to Interleukin’s Weight Management genetic test and to sell the Weight Management test in Europe, Russia and South Africa (the “Territories”). ABGI, or a laboratory designated by ABGI, will be responsible for processing the tests, and Interleukin will receive a royalty for each test sold, which royalty will increase if certain pending patent applications are issued. The License Agreement has an initial term of five years from the date of first commercial sale of the Weight Management test under the agreement. Thereafter, the term will automatically renew for additional one-year periods unless at least 60 days prior written notice is delivered by either party. The agreement may be terminated by either party (i) upon material breach by the other party if the breach is not cured within 30 days or (ii) with 60 days notice in the event of insolvency, bankruptcy, liquidation or appointment of a receiver of or for the other party. ABGI may terminate the License Agreement (i) at any time with 90 days notice or (ii) with ten days prior notice if it is unable to sell the test due to regulatory issues or if it determines that there is no reasonable likelihood that a patent related to the Weight Management test will issue in the United States.

In connection with the execution of the License Agreement, on September 21, 2012, Interleukin and ABGI also entered into a Professional Services Agreement (the “PSA”) pursuant to which Interleukin has agreed to provide services to ABGI in connection with its sale and processing of the tests within the Territories. Services will be provided pursuant to a statement of work to be entered into from time to time between the parties. Such statements of work will also specify the fees to be paid by ABGI to Interleukin for such services. The PSA has no set term and may be terminated by either party (i) upon default by the other party if the default is not cured within five days (if, however, such default may not reasonably be cured within five days, the cure period will be extended for an additional five-day period) or (ii) if the other party ceases conducting business in the normal course, fails to pay the party’s debts as they become due, admits insolvency, makes an assignment for the benefit of creditors, or becomes the subject of any judicial or administrative proceedings in bankruptcy, receivership, or reorganization. ABGI may also terminate the PSA at any time with 30 days notice.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: September 27, 2012	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer

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